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                                                                Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements (No. 333-04697 and No. 333-1711) on Form S-3 and (No. 33-88810) on Form S-8 of
Hollinger International Inc. and the registration statement (No. 333-17113) of Form S-3 of Hollinger International Publishing Inc. of our report dated September 6, 1996 with respect to the consolidated financial statements of John Fairfax Holdings Limited included in the Form 10K/A dated December 31, 1995 of Hollinger International Inc. filed with the Securities and Exchange Commission.


ERNST & YOUNG


February 25, 1997

Sydney Australia